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                                   Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                                  ACKEEOX CORP.


     The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.


                                 ARTICLE I. NAME

     The name of the Corporation shall be Ackeeox Corp. The principal place of business shall be 2835 N. Military Trail, West Palm Beach, Florida 33409.

                         ARTICLE II. NATURE OF BUSINESS

     The Corporation may engage in or transact all lawful activities or businesses permitted under the laws of the United States, the State of Florida, or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

     The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is fifty million (50,000,000) shares of common stock, $0.01 par value per share.

                          ARTICLE IV. REGISTERED AGENT

     The street address of the initial registered office of the Corporation shall be c/o Mirkin & Woolf, P.A., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401 and the name of the initial registered agent of the Corporation at that address is Mark H. Mirkin, Esq.

_______________________________________________________________________________
Prepared by:               Mark H. Mirkin, Esq.


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                 FL Bar No.: 464694
                 Mirkin & Woolf, P.A.
                 1700 Palm Beach Lakes Blvd. #580
                 West Palm Beach, FL 33401
                 (561) 687-4460

                          ARTICLE V. TERM OF EXISTENCE

     The Corporation shall exist perpetually.

                              ARTICLE VI. DIRECTORS

     The Corporation shall have two (2) directors initially. The names and addresses of the initial members of the Board of Directors are Jerold H. Kritchman, 18164 Laurel Leaf Lane, Tequesta, Florida 33469 and Jayme A. Kritchman, 114 Banyan Circle, Jupiter, Florida 33458.

                            ARTICLE VII. INCORPORATOR

     The name and address of the incorporator to these Articles of Incorporation are Mark H. Mirkin, Esq., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401.


     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 12th day of October, 2000.


                                                     /s/ Mark H. Mirkin
                                                     ---------------------------
                                                     Mark H. Mirkin, Esq.




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_______________________________________________________________________________
Prepared by:    Mark H. Mirkin, Esq.
                FL Bar No.: 464694
                Mirkin & Woolf, P.A.
                1700 Palm Beach Lakes Blvd. #580
                West Palm Beach, FL 33401
                (561) 687-4460

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                    CERTIFICATE DESIGNATING PLACE OF BUSINESS
                     OR DOMICILE FOR THE SERVICE OF PROCESS
                    WITHIN THIS STATE, NAMING AGENT UPON WHOM
                              PROCESS MAY BE SERVED


     The following is submitted in accordance with the requirements of Chapter 48.091, Florida Statutes:

     ACKEEOX CORP., desiring to organize under the laws of the State of Florida with its registered office address, as indicated in the Articles of Incorporation, as c/o Mirkin & Woolf, P.A., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401, has named MARK H. MIRKIN, ESQ. as its agent to accept service of process within this State.


                                 ACKNOWLEDGEMENT

     Having been named to accept service of process for the above-stated Corporation at the place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provisions of Chapter 48.091, F.S., relative to keeping open said office.


                                                   /s/ Mark H. Mirkin
                                                   -----------------------------
                                                   Mark H. Mirkin, Esq.



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_________________________________________________________________
Prepared by:    Mark H. Mirkin, Esq.
                FL Bar No.: 464694
                Mirkin & Woolf, P.A.
                1700 Palm Beach Lakes Blvd. #580
                West Palm Beach, FL 33401
                (561) 687-4460